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                                                                                          EXHIBIT 11

                                                  FTP SOFTWARE, INC.

                             WEIGHTED SHARES USED IN COMPUTATION OF EARNINGS PER SHARE


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                                                                    FULLY DILUTED              PRIMARY

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FOR THE YEAR ENDED DECEMBER 31, 1996:
     Common stock outstanding, beginning of the year                 26,506,729               26,506,729
     Weighted average common stock issued during 1996                 3,389,301                3,389,301
                                                                     ----------               ----------
     Weighted average shares of common stock outstanding,
         end of the year                                             29,896,030               29,896,030
                                                                     ==========               ==========



FOR THE YEAR ENDED DECEMBER 31, 1995:
     Common stock outstanding, beginning of the year                 23,344,122               23,344,122
     Weighted average common stock issued during 1995                 1,811,161                1,811,161
     Weighted average common stock equivalents                        4,304,545                4,304,545
     Weighted average treasury shares acquired using
         the treasury stock method                                   (1,197,232)              (1,244,628)
                                                                     ----------               ----------
     Weighted average shares of common stock outstanding,
         end of the year                                             28,262,596               28,215,200
                                                                     ==========               ==========


FOR THE YEAR ENDED DECEMBER 31, 1994:
     Common stock outstanding, beginning of the year                 21,693,780               21,693,780
     Weighted average common stock issued during 1994                   768,112                  768,112
     Weighted average common stock equivalents                        7,911,313                7,940,918
     Weighted average treasury shares acquired using
         the treasury stock method                                   (1,303,289)              (1,849,923)
                                                                     ----------               ----------
     Weighted average shares of common stock outstanding,
         end of the year                                             29,069,916               28,552,887
                                                                     ==========               ==========



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